Exhibit 99.2 Senior Housing Properties Trust First Quarter 2018 Supplemental Operating and Financial Data 845 N New Ballas Court, Creve Coeur, MO Major Tenant: Signature Health Services, Inc. Square Feet: 82,280 All amounts in this report are unaudited.

TABLE OF CONTENTS PAGE CORPORATE INFORMATION 6 Company Profile 7 Investor Information 8 Research Coverage 9 FINANCIALS 10 Key Financial Data 11 Condensed Consolidated Balance Sheets 12 Condensed Consolidated Statements of Income 13 TABLE OF CONTENTS TABLE Condensed Consolidated Statements of Income (Additional Data) 14 Condensed Consolidated Statements of Cash Flows 15 Debt Summary 17 Debt Maturity Schedule 18 Leverage Ratios, Coverage Ratios and Public Debt Covenants 19 Summary of Capital Expenditures 20 Property Acquisitions / Dispositions Information Since January 1, 2018 21 Calculation and Reconciliation of Net Operating Income (NOI) and Cash Basis NOI 22 Consolidated Net Operating Income (NOI) and Cash Basis NOI 23 Same Property NOI and Cash Basis NOI 24 Calculation and Reconciliation of Net Operating Income (NOI), Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment for the Three Months Ended March 31, 2018 and 2017 25 Calculation and Reconciliation of EBITDA and Adjusted EBITDA 26 Calculation and Reconciliation of Funds From Operations (FFO) and Normalized FFO 27 Definitions of Certain Non-GAAP Financial Measures 28 PORTFOLIO INFORMATION 29 Portfolio Summary by Geographic Diversification and Property Type 30 Portfolio Summary by Property Type and Tenant 31 Occupancy by Property Type and Tenant 32 Rent Coverage by Tenant (Triple Net Leased Senior Living Communities and Wellness Centers) 33 Triple Net Leased Senior Living Communities Segment and Same Property – Results of Operations 34 Managed Senior Living Communities Segment and Same Property – Results of Operations 35 MOB Portfolio Segment and Same Property - Results of Operations 36 MOB Leasing Summary 37 Tenants Representing 1% or More of Total Annualized Rental Income 38 Portfolio Lease Expiration Schedule 39 Senior Housing Properties Trust 2 Supplemental Operating and Financial Data, March 31, 2018

WARNING CONCERNING FORWARD LOOKING STATEMENTS THIS PRESENTATION OF SUPPLEMENTAL OPERATING AND FINANCIAL DATA CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS "BELIEVE", "EXPECT", "ANTICIPATE", "INTEND", "PLAN", "ESTIMATE", "WILL", "MAY" AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS IN THIS PRESENTATION OF SUPPLEMENTAL OPERATING AND FINANCIAL DATA RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING: • OUR POLICIES AND PLANS REGARDING INVESTMENTS, FINANCINGS AND DISPOSITIONS, • OUR ABILITY TO RETAIN OUR EXISTING TENANTS, ATTRACT NEW TENANTS AND MAINTAIN OR INCREASE CURRENT RENTAL RATES, • THE CREDIT QUALITIES OF OUR TENANTS, • OUR ABILITY TO COMPETE FOR ACQUISITIONS AND TENANCIES EFFECTIVELY, • OUR ACQUISITIONS AND SALES OF PROPERTIES, • THE ABILITY OF THE MANAGER OF OUR MANAGED SENIOR LIVING COMMUNITIES TO MAINTAIN AND INCREASE OCCUPANCY, REVENUES AND OPERATING INCOME AT THOSE COMMUNITIES, • OUR ABILITY TO PAY DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO SUSTAIN THE AMOUNT OF SUCH DISTRIBUTIONS, • OUR ABILITY TO RAISE DEBT OR EQUITY CAPITAL, • THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY, • OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT, • OUR ABILITY TO APPROPRIATELY BALANCE OUR USE OF DEBT AND EQUITY CAPITAL, • OUR CREDIT RATINGS, • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP INTEREST IN AND OTHER RELATIONSHIPS WITH THE RMR GROUP INC., OR RMR INC., • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP INTEREST IN AND OTHER RELATIONSHIPS WITH AFFILIATES INSURANCE COMPANY, OR AIC, AND FROM OUR PARTICIPATION IN INSURANCE PROGRAMS ARRANGED BY AIC, • OUR QUALIFICATION FOR TAXATION AS A REAL ESTATE INVESTMENT TRUST, OR REIT, • OUR BELIEF THAT THE AGING U.S. POPULATION AND INCREASING LIFE SPANS OF SENIORS WILL INCREASE THE DEMAND FOR SENIOR LIVING SERVICES, WELLNESS CENTERS AND OTHER MEDICAL AND HEALTHCARE RELATED PROPERTIES, • OUR BELIEF THAT FIVE STAR SENIOR LIVING INC., OR FIVE STAR, OUR FORMER SUBSIDIARY AND LARGEST TENANT AND THE MANAGER OF OUR MANAGED SENIOR LIVING COMMUNITIES, HAS ADEQUATE FINANCIAL RESOURCES AND LIQUIDITY AND THE ABILITY TO MEET ITS OBLIGATIONS TO US AND TO MANAGE OUR SENIOR LIVING COMMUNITIES SUCCESSFULLY, AND • OTHER MATTERS. WARNING CONCERNING FORWARD LOOKING STATEMENTS CONCERNING FORWARD WARNING Senior Housing Properties Trust 3 Supplemental Operating and Financial Data, March 31, 2018

OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS, OR FFO, NORMALIZED FUNDS FROM OPERATIONS, OR NORMALIZED FFO, NET OPERATING INCOME, OR NOI, CASH BASIS NOI, EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION, OR EBITDA, EBITDA AS ADJUSTED, OR ADJUSTED EBITDA, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO: • THE IMPACT OF CONDITIONS AND CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR TENANTS AND MANAGERS, • COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS, • LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY FOR TAXATION AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES, • COMPETITION WITHIN THE HEALTHCARE AND REAL ESTATE INDUSTRIES, • THE IMPACT OF THE PATIENT PROTECTION AND AFFORDABLE CARE ACT, AS AMENDED BY THE HEALTH CARE AND EDUCATION RECONCILIATION ACT, OR COLLECTIVELY, THE ACA, OR THE POSSIBLE FUTURE REPEAL, REPLACEMENT OR MODIFICATION OF THE ACA, AND OTHER EXISTING OR PROPOSED LEGISLATION OR REGULATIONS ON US, ON OUR TENANTS AND MANAGERS, AND ON THEIR ABILITY TO PAY OUR RENTS AND RETURNS, • ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR RELATED PARTIES, INCLUDING OUR MANAGING TRUSTEES, FIVE STAR, THE RMR GROUP LLC, OR RMR LLC, RMR INC., AIC AND OTHERS AFFILIATED WITH THEM, AND • ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL. FOR EXAMPLE: • FIVE STAR IS OUR LARGEST TENANT AND THE MANAGER OF OUR MANAGED SENIOR LIVING COMMUNITIES AND IT MAY EXPERIENCE FINANCIAL DIFFICULTIES AS A RESULT OF A NUMBER OF FACTORS, INCLUDING, BUT NOT LIMITED TO: • CHANGES IN MEDICARE OR MEDICAID POLICIES, INCLUDING THOSE THAT MAY RESULT FROM THE ACA OR THE POSSIBLE FUTURE REPEAL, REPLACEMENT OR MODIFICATION OF THE ACA, AND OTHER EXISTING OR PROPOSED LEGISLATION OR REGULATIONS, WHICH COULD RESULT IN REDUCED MEDICARE OR MEDICAID RATES OR A FAILURE OF SUCH RATES TO COVER FIVE STAR'S COSTS OR LIMIT THE SCOPE OR FUNDING OF EITHER OR BOTH PROGRAMS, • THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON FIVE STAR AND ITS RESIDENTS AND OTHER CUSTOMERS, • COMPETITION WITHIN THE SENIOR LIVING SERVICES BUSINESS, • INCREASES IN TORT AND INSURANCE LIABILITY COSTS, • INCREASES IN COMPLIANCE COSTS, AND • INCREASES IN FIVE STAR'S LABOR COSTS OR IN COSTS FIVE STAR PAYS FOR GOODS AND SERVICES. • IF FIVE STAR'S OPERATIONS CONTINUE TO BE UNPROFITABLE, IT MAY DEFAULT ON ITS RENT OBLIGATIONS TO US, • IF FIVE STAR FAILS TO PROVIDE QUALITY SERVICES AT SENIOR LIVING COMMUNITIES THAT WE OWN, OUR INCOME FROM THESE COMMUNITIES MAY BE ADVERSELY AFFECTED, • IN RESPONSE TO COMPETITIVE PRESSURES RESULTING FROM RECENT AND EXPECTED NEW SUPPLY OF SENIOR LIVING COMMUNITIES, WE HAVE BEEN INVESTING IN IMPROVEMENTS TO OUR EXISTING SENIOR LIVING COMMUNITIES. OUR COMMUNITIES MAY FAIL TO BE COMPETITIVE AND THEY MAY FAIL TO ATTRACT RESIDENTS, DESPITE OUR CAPITAL INVESTMENTS, • OUR OTHER TENANTS MAY EXPERIENCE LOSSES AND DEFAULT ON THEIR RENT OBLIGATIONS TO US, • SOME OF OUR TENANTS MAY NOT RENEW EXPIRING LEASES, AND WE MAY BE UNABLE TO OBTAIN NEW TENANTS TO MAINTAIN OR INCREASE THE HISTORICAL OCCUPANCY RATES OF, OR RENTS FROM, OUR PROPERTIES, • OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO MAKE PAYMENTS OF PRINCIPAL AND INTEREST ON OUR INDEBTEDNESS DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS, THE CAPITAL COSTS WE INCUR TO LEASE AND OPERATE OUR PROPERTIES AND OUR WORKING CAPITAL REQUIREMENTS. WE MAY BE UNABLE TO PAY OUR DEBT OBLIGATIONS OR TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS ON OUR COMMON SHARES AND FUTURE DISTRIBUTIONS MAY BE REDUCED OR ELIMINATED, • OUR ABILITY TO GROW OUR BUSINESS AND INCREASE OUR DISTRIBUTIONS DEPENDS IN LARGE PART UPON OUR ABILITY TO BUY PROPERTIES AND ARRANGE FOR THEIR PROFITABLE OPERATION OR LEASE THEM FOR RENTS, LESS THEIR PROPERTY OPERATING EXPENSES, THAT EXCEED OUR CAPITAL COSTS. WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING, MANAGEMENT CONTRACTS OR LEASE TERMS FOR NEW PROPERTIES, • RENTS THAT WE CAN CHARGE AT OUR PROPERTIES MAY DECLINE BECAUSE OF CHANGING MARKET CONDITIONS OR OTHERWISE, • CONTINGENCIES IN OUR ACQUISITION AND SALE AGREEMENTS MAY NOT BE SATISFIED AND OUR PENDING ACQUISITIONS AND SALES AND ANY RELATED LEASES OR MANAGEMENT ARRANGEMENTS WE MAY EXPECT TO ENTER INTO MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS OF SUCH TRANSACTIONS OR ARRANGEMENTS MAY CHANGE, • WE EXPECT TO ENTER INTO ADDITIONAL LEASE OR MANAGEMENT ARRANGEMENTS WITH FIVE STAR FOR ADDITIONAL SENIOR LIVING COMMUNITIES THAT WE OWN OR MAY ACQUIRE IN THE FUTURE. HOWEVER, WE CANNOT BE SURE THAT WE WILL ENTER INTO ANY ADDITIONAL LEASES, MANAGEMENT ARRANGEMENTS OR OTHER TRANSACTIONS WITH FIVE STAR, WARNING CONCERNING FORWARD LOOKING STATEMENTS (continued) LOOKING STATEMENTS CONCERNING FORWARD WARNING Senior Housing Properties Trust 4 Supplemental Operating and Financial Data, March 31, 2018

• CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CREDIT FACILITY CONDITIONS THAT WE MAY BE UNABLE TO SATISFY, • ACTUAL COSTS UNDER OUR REVOLVING CREDIT FACILITY OR OTHER FLOATING RATE DEBT WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF FEES AND EXPENSES ASSOCIATED WITH SUCH DEBT, • THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOANS MAY BE INCREASED TO UP TO $3.1 BILLION ON A COMBINED BASIS IN CERTAIN CIRCUMSTANCES. HOWEVER, INCREASING THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOANS IS SUBJECT TO OUR OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR, • WE HAVE THE OPTION TO EXTEND THE MATURITY DATE OF OUR REVOLVING CREDIT FACILITY UPON PAYMENT OF A FEE AND MEETING OTHER CONDITIONS; HOWEVER, THE APPLICABLE CONDITIONS MAY NOT BE MET, • THE PREMIUMS USED TO DETERMINE THE INTEREST RATE PAYABLE ON OUR REVOLVING CREDIT FACILITY AND TERM LOANS AND THE FACILITY FEE PAYABLE ON OUR REVOLVING CREDIT FACILITY ARE BASED ON OUR CREDIT RATINGS. FUTURE CHANGES IN OUR CREDIT RATINGS MAY CAUSE THE INTEREST AND FEES WE PAY TO INCREASE, • WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE, • WE INTEND TO CONDUCT OUR BUSINESS ACTIVITIES IN A MANNER THAT WILL AFFORD US REASONABLE ACCESS TO CAPITAL FOR INVESTMENT AND FINANCING ACTIVITIES. HOWEVER, WE MAY NOT SUCCEED IN THIS REGARD AND WE MAY NOT HAVE REASONABLE ACCESS TO CAPITAL, • FOR THE THREE MONTHS ENDED MARCH 31, 2018 APPROXIMATELY 97% OF OUR NOI WAS GENERATED FROM PROPERTIES WHERE A MAJORITY OF THE REVENUES ARE DERIVED FROM OUR TENANTS’ AND RESIDENTS’ PRIVATE RESOURCES. THIS MAY IMPLY THAT WE WILL MAINTAIN OR INCREASE THE PERCENTAGE OF OUR NOI GENERATED FROM PRIVATE RESOURCES AT OUR SENIOR LIVING COMMUNITIES. HOWEVER, OUR RESIDENTS AND PATIENTS MAY BECOME UNABLE TO FUND OUR CHARGES WITH PRIVATE RESOURCES AND WE MAY BE REQUIRED OR MAY ELECT FOR BUSINESS REASONS TO ACCEPT OR PURSUE REVENUES FROM GOVERNMENT SOURCES, WHICH COULD RESULT IN AN INCREASED PART OF OUR NOI AND REVENUE BEING GENERATED FROM GOVERNMENT PAYMENTS AND OUR BECOMING MORE DEPENDENT ON GOVERNMENT PAYMENTS, • CIRCUMSTANCES THAT ADVERSELY AFFECT THE ABILITY OF SENIORS OR THEIR FAMILIES TO PAY FOR OUR TENANTS' AND MANAGER'S SERVICES, SUCH AS ECONOMIC DOWNTURNS, WEAK HOUSING MARKET CONDITIONS, HIGHER LEVELS OF UNEMPLOYMENT AMONG OUR RESIDENTS' FAMILY MEMBERS, LOWER LEVELS OF CONSUMER CONFIDENCE, STOCK MARKET VOLATILITY AND/OR CHANGES IN DEMOGRAPHICS GENERALLY COULD AFFECT THE PROFITABILITY OF OUR SENIOR LIVING COMMUNITIES, • AS OF MARCH 31, 2018, WE HAD ESTIMATED UNSPENT LEASING RELATED OBLIGATIONS OF $21.8 MILLION. IT IS DIFFICULT TO ACCURATELY ESTIMATE TENANT SPACE PREPARATION COSTS. OUR UNSPENT LEASING RELATED OBLIGATIONS MAY COST MORE OR LESS AND MAY TAKE LONGER TO COMPLETE THAN WE CURRENTLY EXPECT, AND WE MAY INCUR INCREASING AMOUNTS FOR THESE AND SIMILAR PURPOSES IN THE FUTURE, • WE MAY NOT BE ABLE TO SELL PROPERTIES THAT WE MAY DETERMINE TO OFFER FOR SALE ON TERMS ACCEPTABLE TO US OR OTHERWISE, AND WE MAY INCUR LOSSES ON ANY SUCH SALES OR IN CONNECTION WITH DECISIONS TO PURSUE SELLING OUR PROPERTIES, • WE BELIEVE THAT OUR RELATIONSHIPS WITH OUR RELATED PARTIES, INCLUDING FIVE STAR, RMR LLC, RMR INC., ABP TRUST, AIC AND OTHERS AFFILIATED WITH THEM MAY BENEFIT US AND PROVIDE US WITH COMPETITIVE ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS. HOWEVER, THE ADVANTAGES WE BELIEVE WE MAY REALIZE FROM THESE RELATIONSHIPS MAY NOT MATERIALIZE, • RMR INC. MAY REDUCE THE AMOUNT OF ITS DISTRIBUTIONS TO ITS SHAREHOLDERS, INCLUDING US, • OUR SENIOR LIVING COMMUNITIES ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION, LICENSURE AND OVERSIGHT. WE SOMETIMES EXPERIENCE DEFICIENCIES IN THE OPERATION OF OUR SENIOR LIVING COMMUNITIES AND SOME OF OUR COMMUNITIES MAY BE PROHIBITED FROM ADMITTING NEW RESIDENTS OR OUR LICENSE TO CONTINUE OPERATIONS AT A COMMUNITY MAY BE REVOKED. ALSO, OPERATING DEFICIENCIES OR A LICENSE REVOCATION AT ONE OR MORE OF OUR SENIOR LIVING COMMUNITIES MAY HAVE AN ADVERSE IMPACT ON OUR ABILITY TO OBTAIN LICENSES FOR, OR ATTRACT RESIDENTS TO, OUR OTHER COMMUNITIES, • THE BUSINESS AND PROPERTY MANAGEMENT AGREEMENTS BETWEEN US AND RMR LLC HAVE CONTINUING 20 YEAR TERMS. HOWEVER, THOSE AGREEMENTS PERMIT EARLY TERMINATION IN CERTAIN CIRCUMSTANCES. ACCORDINGLY, WE CANNOT BE SURE THAT THESE AGREEMENTS WILL REMAIN IN EFFECT FOR CONTINUING 20 YEAR TERMS, AND • THE CONSUILTING FEES WE HAVE INCURRED MAY NOT REDUCE OUR FUTURE OPERATING AND CAPITAL EXPENDITURE COSTS AS WE EXPECT, AND SUCH COSTS MAY IN FACT INCREASE. CURRENTLY UNEXPECTED RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS NEW LEGISLATION OR REGULATIONS AFFECTING OUR BUSINESS OR THE BUSINESSES OF OUR TENANTS OR MANAGERS, CHANGES IN OUR TENANTS' OR MANAGERS' REVENUES OR COSTS, CHANGES IN OUR TENANTS' OR MANAGERS' FINANCIAL CONDITIONS, DEFICIENCIES IN OPERATIONS BY A TENANT OR MANAGER OF ONE OR MORE OF OUR SENIOR LIVING COMMUNITIES, CHANGED MEDICARE OR MEDICAID RATES, ACTS OF TERRORISM, NATURAL DISASTERS OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY. THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION "RISK FACTORS" IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS. EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. WARNING CONCERNING FORWARD LOOKING STATEMENTS (continued) LOOKING STATEMENTS CONCERNING FORWARD WARNING Senior Housing Properties Trust 5 Supplemental Operating and Financial Data, March 31, 2018

CORPORATE INFORMATION 21 Spurs Lane, San Antonio, TX Tenant: Ear Medical Group Square Feet: 125,000 Senior Housing Properties Trust 6 Supplemental Operating and Financial Data, March 31, 2018 6

COMPANY PROFILE

COMPANY PROFILE

The Company:

Senior Housing Properties Trust, or SNH, we, our or us, is a real estate investment trust, or REIT, which owns independent and assisted living communities, continuing care retirement communities, skilled nursing facilities, or SNFs, wellness centers, and properties leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs, located throughout the U.S. We are included in a number of stock indices, including the S&P 400 MidCap Index, Russell 1000® Index, the MSCI US REIT Index, FTSE EPRA/NAREIT United States Index and the S&P REIT Composite Index.

Management:

SNH is managed by The RMR Group LLC, the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR). RMR is an alternative asset management company that was founded in 1986 to manage real estate companies and related businesses. RMR primarily provides management services to five publicly owned REITs and three real estate related operating businesses. In addition to managing SNH, RMR manages Hospitality Properties Trust, a REIT that owns hotels and travel centers, Select Income REIT, a REIT that owns properties that are primarily net leased to single tenants, Government Properties Income Trust, a REIT that primarily owns properties throughout the U.S. that are majority leased to the U.S. and state governments and office properties in the metropolitan Washington, D.C. market area that are leased to government and private sector tenants, and Industrial Logistics Properties Trust, a REIT that owns and leases industrial and logistics properties. RMR also provides management services to TravelCenters of America LLC, a publicly traded operator of travel centers along the U.S. Interstate Highway System, convenience stores and restaurants, Five Star Senior Living Inc., a publicly traded operator of senior living communities (including some of the senior living communities that SNH owns), and Sonesta International Hotels Corporation, a privately owned franchisor and operator of hotels and cruise ships. RMR also manages publicly traded securities of real estate companies, a publicly traded mortgage REIT and private commercial real estate debt funds through wholly owned SEC registered investment advisory subsidiaries. As of March 31, 2018, RMR had $30.0 billion of real estate assets under management and the combined RMR managed companies had approximately $11 billion of annual revenues, over 1,700 properties and approximately 52,000 employees. We believe that being managed by RMR is a competitive advantage for SNH because of RMR's depth of management and experience in the real estate industry. We also believe RMR provides management services to us at costs that are lower than we would have to pay for similar quality services.

Corporate Headquarters:

Two Newton Place
255 Washington Street Suite 300
Newton, MA 02458-1634
(t) (617)796-8350
(f) (617)796-8349

Stock Exchange Listing:

Nasdaq

Trading Symbols:

Common Shares: SNH
5.625% Senior Notes due 2042: SNHNI
6.250% Senior Notes due 2046: SNHNL

Senior Unsecured Debt Ratings:

Moody's: Baa3
Standard & Poor's: BBB-

Senior Housing Properties Trust
Supplemental Operating and Financial Data, March 31, 2018
7

INVESTOR INFORMATION Board of Trustees John L. Harrington Lisa Harris Jones Jeffrey P. Somers Independent Trustee Independent Trustee Lead Independent Trustee Jennifer B. Clark Adam D. Portnoy Managing Trustee Managing Trustee INVESTOR INFORMATION INVESTOR Senior Management Jennifer F. Francis Richard W. Siedel, Jr. President & Chief Operating Officer Chief Financial Officer & Treasurer Contact Information Investor Relations Inquiries Senior Housing Properties Trust Financial inquiries should be directed to Richard W. Siedel, Jr. Two Newton Place Chief Financial Officer & Treasurer, at (617) 796-8223, 255 Washington Street, Suite 300 or rsiedel@snhreit.com. Newton, MA 02458-1634 (t) (617) 796-8350 Investor and media inquiries should be directed to (f) (617) 796-8349 Brad Shepherd, Director, Investor Relations, at (email) info@snhreit.com (617) 796-8234, or bshepherd@snhreit.com. (website) www.snhreit.com Senior Housing Properties Trust 8 Supplemental Operating and Financial Data, March 31, 2018

RESEARCH COVERAGE

RESEARCH COVERAGE

Equity Research Coverage

Bank of America / Merrill Lynch
Juan Sanabria
(646) 855-1589
juan.sanabria@baml.com

Cantor Fitzgerald
Joseph France
(212) 915-1239
jfrance@cantor.com

FBR & Co.
Bryan Maher
(646) 885-5423
bmaher@fbr.com

Jefferies & Company
Omotayo Okusanya
(212) 336-7076
tokusanya@jefferies.com

JMP Securities
Peter Martin
(415) 835-8904
pmartin@jmpsecurities.com

Morgan Stanley
Vikram Malhotra
(212) 761-7064
vikram.malhotra@morganstanley.com

Raymond James
Jonathan Hughes
(727) 567-2438
jonathan.hughes@raymondjames.com

RBC Capital Markets
Michael Carroll
(440) 715-2649
michael.carroll@rbccm.com

Robert W. Baird & Co.
Drew Babin
(610) 238-6634
dbabin@wbaird.com

UBS
Nick Yulico
(212) 713-3402
nick.yulico@ubs.com

Wells Fargo Securities
Todd Stender
(212) 214-8067
todd.stender@wellsfargo.com

Rating Agencies

Moody's Investors Service
Lori Marks
(212) 553-1098
lori.marks@moodys.com

Standard & Poor's
Michael Souers
(212) 438-2508
michael.souers@standardandpoors.com

SNH is followed by the equity research analysts and its publicly held debt is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding SNH's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SNH or its management. SNH does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, March 31, 2018
9

FINANCIALS Granite Gate Senior Living, Prescott, AZ Tenant: Five Star Senior Living 127 Living Units Senior Housing Properties Trust 10 Supplemental Operating and Financial Data, March 31, 2018 10

KEY FINANCIAL DATA

KEY FINANCIAL DATA

(dollars in thousands, except per share data)

	As of and For the Three Months Ended				
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Selected Balance Sheet Data:					
Total gross assets [1]	$ 8,889,491	$ 8,748,496	$ 8,663,101	$ 8,610,002	$ 8,597,102
Total assets	$ 7,384,064	$ 7,294,019	$ 7,187,741	$ 7,183,620	$ 7,220,204
Total liabilities	$ 3,967,947	$ 4,016,831	$ 3,900,186	$ 3,842,841	$ 3,801,180
Total equity	$ 3,416,117	$ 3,277,188	$ 3,287,555	$ 3,340,779	$ 3,419,024
Selected Income Statement Data:					
Total revenues [2]	$ 275,815	$ 278,566	$ 266,679	$ 265,013	$ 264,561
Net income	$ 237,405	$ 66,328	$ 35,793	$ 17,402	$ 32,281
Net income attributable to common shareholders	$ 236,022	$ 65,000	$ 34,414	$ 16,042	$ 32,155
Net Operating Income (NOI) [3]	$ 167,672	$ 173,701	$ 161,965	$ 162,218	$ 163,504
Adjusted EBITDA [4]	$ 157,844	$ 107,187	$ 151,515	$ 151,808	$ 152,984
Funds from Operations (FFO) [5]	$ 119,907	$ 81,039	$ 95,728	$ 85,488	$ 104,874
Normalized FFO [5] [6]	$ 107,163	$ 59,246	$ 104,024	$ 103,601	$ 108,432
Per Common Share Data (basic and diluted):					
Net income attributable to common shareholders	$ 0.99	$ 0.27	$ 0.14	$ 0.07	$ 0.14
FFO [5]	$ 0.50	$ 0.34	$ 0.40	$ 0.36	$ 0.44
Normalized FFO [5]	$ 0.45	$ 0.25	$ 0.44	$ 0.44	$ 0.46
Dividends:					
Annualized distribution paid per common share [6]	$ 1.56	$ 1.56	$ 1.56	$ 1.56	$ 1.56
Annualized distribution yield (at end of period) [6]	10.0%	8.1%	8.0%	7.6%	7.7%
Normalized FFO payout ratio (basic and diluted) [5] [6]	86.7%	156.0%	88.6%	88.6%	85.4%

(1) Total gross assets is total assets plus accumulated depreciation.

(2) During the three months ended December 31, 2017, we recognized $10.2 million of percentage rent for the year ended December 31, 2017.

(3) See page 22 for the calculation of NOI and a reconciliation of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to that amount.

(4) See page 26 for the calculation of EBITDA and Adjusted EBITDA and a reconciliation of net income determined in accordance with GAAP to these amounts.

(5) See page 27 for the calculation of FFO and Normalized FFO and a reconciliation of net income attributable to common shareholders determined in accordance with GAAP to these amounts. Excluding business management incentive fee expense of $55,740 for the three months ended December 31, 2017, Normalized FFO per share and the Normalized FFO payout ratio would have been $0.48 and 81.3%, respectively.

(6) Stated amounts reflect the annualized regular quarterly distribution rates per share. Annualized distribution yield is the annualized distribution paid during the applicable period divided by the closing price of SNH's common shares on The Nasdaq Stock Market LLC at the end of the period.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, March 31, 2018

11

CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands, except share and per share data) As of As of March 31, 2018 December 31, 2017 ASSETS Real estate properties: Land $ 848,261 $ 824,879 Buildings and improvements 7,110,013 6,999,884 7,958,274 7,824,763 Accumulated depreciation (1,505,427) (1,454,477) 6,452,847 6,370,286 Cash and cash equivalents 39,161 31,238 Restricted cash 14,080 16,083 Acquired real estate leases and other intangible assets, net 490,505 472,265 Other assets, net 387,471 404,147 Total assets $ 7,384,064 $ 7,294,019 LIABILITIES AND EQUITY Unsecured revolving credit facility $ 55,000 $ 596,000 Unsecured term loans, net 547,666 547,460 Senior unsecured notes, net 2,213,811 1,725,662 Secured debt and capital leases, net 828,318 805,404 Accrued interest 35,075 17,987 Assumed real estate lease obligations, net 93,543 96,018 Other liabilities 194,534 228,300 Total liabilities 3,967,947 4,016,831 Commitments and contingencies Equity: Equity attributable to common shareholders: CONDENSED CONSOLIDATED BALANCE SHEETS CONDENSED CONSOLIDATED Common shares of beneficial interest, $.01 par value: 300,000,000 shares authorized, 237,628,781 and 237,630,409 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively 2,376 2,376 Additional paid in capital 4,609,274 4,609,316 Cumulative net income 2,089,090 1,766,495 Cumulative other comprehensive income 565 87,231 Cumulative distributions (3,453,142) (3,360,468) Total equity attributable to common shareholders 3,248,163 3,104,950 Noncontrolling interest: Total equity attributable to noncontrolling interest 167,954 172,238 Total equity 3,416,117 3,277,188 Total liabilities and equity $ 7,384,064 $ 7,294,019 Senior Housing Properties Trust 12 Supplemental Operating and Financial Data, March 31, 2018

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (amounts in thousands, except per share data) For the Three Months Ended March 31, 2018 2017 Revenues: Rental income $ 173,728 $ 166,443 Residents fees and services 102,087 98,118 Total revenues 275,815 264,561 Expenses: Property operating expenses 108,143 101,057 Depreciation and amortization 70,339 73,175 General and administrative 25,118 15,083 Acquisition and certain other transaction related costs 20 292 Total expenses 203,620 189,607 Operating income 72,195 74,954 Dividend income 659 659 Unrealized gains and losses on equity securities, net 27,241 — Interest and other income 54 120 Interest expense (43,552) (43,488) Loss on early extinguishment of debt (130) — Income from continuing operations before income tax expense and equity in earnings of an investee 56,467 32,245 Income tax expense (260) (92) Equity in earnings of an investee 44 128 Income before gain on sale of properties 56,251 32,281 Gain on sale of properties 181,154 — Net income 237,405 32,281 Net income attributable to noncontrolling interest (1,383) (126) CONDENSED CONSOLIDATED STATEMENTS OF INCOME STATEMENTS CONDENSED CONSOLIDATED Net income attributable to common shareholders $ 236,022 $ 32,155 Weighted average common shares outstanding (basic) 237,478 237,391 Weighted average common shares outstanding (diluted) 237,493 237,416 Per common share data (basic and diluted): Net income attributable to common shareholders $ 0.99 $ 0.14 Senior Housing Properties Trust 13 Supplemental Operating and Financial Data, March 31, 2018

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (ADDITIONAL DATA) (dollars in thousands) For the Three Months Ended March 31, 2018 2017 Additional Data: General and administrative expenses / total revenues (1) 9.1% 5.7% General and administrative expenses / total assets (at end of period) (1) 0.3% 0.2% Business management incentive fees (2) $ 14,347 $ 3,266 Straight line rent included in rental income (3) $ 2,993 $ 3,429 Lease value amortization included in rental income (3) $ 1,381 $ 1,291 Amortization of debt issuance costs and debt premiums / discounts $ 1,411 $ 1,459 Non-cash stock based compensation $ 186 $ 390 Non-cash amortization included in property operating expenses (4) $ 199 $ 199 Non-cash amortization included in general and administrative expenses (4) $ 744 $ 744 (1) General and administrative expenses include business management incentive fee expense of $14,347 and $3,266 for the three months ended March 31, 2018 and 2017, respectively. Excluding business management incentive fee expense, general and administrative expenses / total revenues would have been 3.9% and 4.5% for the three months ended March 31, 2018 and 2017, respectively, and general and administrative expenses / total assets (at end of period) would have been 0.1% and 0.2% for the three months ended March 31, 2018 and 2017, respectively. (2) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, compared to returns for the SNL U.S. REIT Healthcare index over the applicable measurement period and are included in general and administrative expense in our condensed consolidated statements of income. (3) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any. (4) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fees expense and property management fees expense, which are included in general and administrative expenses and property operating expenses, respectively. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (ADDITIONAL DATA) OF INCOME (ADDITIONAL STATEMENTS CONDENSED CONSOLIDATED Senior Housing Properties Trust 14 Supplemental Operating and Financial Data, March 31, 2018

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (amounts in thousands) For the Three Months Ended March 31, 2018 2017 Cash flows from operating activities: Net income $ 237,405 $ 32,281 Adjustments to reconcile net income to cash provided by operating activities: Depreciation and amortization 70,339 73,175 Amortization of debt issuance costs and debt discounts and premiums 1,411 1,459 Straight line rental income (2,993) (3,429) Amortization of acquired real estate leases and other intangible assets (1,381) (1,291) Loss on early extinguishment of debt 130 — Gain on sale of properties (181,154) — Unrealized gains and losses on equity securities, net (27,241) — Other non-cash adjustments (943) (943) Equity in earnings of an investee (44) (128) Change in assets and liabilities: Other assets 3,097 3,901 Accrued interest 17,088 15,051 Other liabilities (31,680) (6,001) Net cash provided by operating activities 84,034 114,075 Cash flows from investing activities: Real estate acquisitions and deposits (122,221) (14,326) Real estate improvements (13,443) (30,171) Proceeds from sale of properties 216,013 — Net cash provided by (used in) investing activities 80,349 (44,497) Cash flows from financing activities: Proceeds from issuance of senior unsecured notes, net 491,560 — Proceeds from borrowings on revolving credit facility 316,000 94,000 Repayments of borrowings on revolving credit facility (857,000) (324,000) Repayment of other debt (6,166) (2,929) Loss on early extinguishment of debt settled in cash (130) — Payment of debt issuance costs (4,296) — Repurchase of common shares (90) — CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS STATEMENTS CONDENSED CONSOLIDATED Proceeds from noncontrolling interest, net — 255,813 Distributions to noncontrolling interest (5,667) — Distributions to shareholders (92,674) (92,642) Net cash used in financing activities (158,463) (69,758) Senior Housing Properties Trust 15 Supplemental Operating and Financial Data, March 31, 2018

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED) (amounts in thousands) For the Three Months Ended March 31, 2018 2017 Increase (decrease) in cash and cash equivalents and restricted cash $ 5,920 $ (180) (CONTINUED) Cash and cash equivalents and restricted cash at beginning of period 47,321 35,578 Cash and cash equivalents and restricted cash at end of period $ 53,241 $ 35,398 Supplemental cash flows information: Interest paid $ 25,053 $ 26,978 Non-cash investing activities: Acquisitions funded by assumed debt $ (27,798) $ — Non-cash financing activities: Assumption of mortgage notes payable $ 27,798 $ — Supplemental disclosure of cash and cash equivalents and restricted cash The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the condensed consolidated balance sheets to the amount shown in the condensed consolidated statements of cash flows: As of March 31, 2018 2017 Cash and cash equivalents $ 39,161 $ 32,272 Restricted cash 14,080 3,126 Total cash and cash equivalents and restricted cash shown in the statements of cash flows $ 53,241 $ 35,398 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS STATEMENTS CONDENSED CONSOLIDATED Senior Housing Properties Trust 16 Supplemental Operating and Financial Data, March 31, 2018

DEBT SUMMARY

DEBT SUMMARY

(dollars in thousands)
As of March 31, 2018

	Coupon Rate	Interest Rate [1]	Principal Balance [2]	Maturity Date	Due at Maturity	Years to Maturity
Unsecured Debt:						
Unsecured Floating Rate Debt:						
Unsecured revolving credit facility (LIBOR + 120 b.p.) [3]	2.936%	2.936%	$ 55,000	1/15/2022	$ 55,000	3.8
Unsecured term loan (LIBOR + 140 b.p.)	3.064%	3.064%	350,000	1/15/2020	350,000	1.8
Unsecured term loan (LIBOR + 135 b.p.)	3.227%	3.227%	200,000	9/28/2022	200,000	4.5
Weighted average rate / total unsecured floating rate debt	**3.106%**	**3.106%**	**$ 605,000**		**$ 605,000**	**2.9**
Unsecured Fixed Rate Debt:						
Senior notes due 2019	3.250%	3.250%	$ 400,000	5/1/2019	$ 400,000	1.1
Senior notes due 2020	6.750%	6.750%	200,000	4/15/2020	200,000	2.0
Senior notes due 2021	6.750%	6.750%	300,000	12/15/2021	300,000	3.7
Senior notes due 2024	4.750%	4.750%	250,000	5/1/2024	250,000	6.1
Senior notes due 2028	4.750%	4.750%	500,000	2/15/2028	500,000	9.9
Senior notes due 2042	5.625%	5.625%	350,000	8/1/2042	350,000	24.4
Senior notes due 2046	6.250%	6.250%	250,000	2/1/2046	250,000	27.9
Weighted average rate / total unsecured fixed rate debt	**5.231%**	**5.231%**	**$ 2,250,000**		**$ 2,250,000**	**10.6**
Weighted average rate / total unsecured debt	**4.780%**	**4.780%**	**$ 2,855,000**		**$ 2,855,000**	**9.0**
Secured Debt:						
Secured Fixed Rate Debt:						
Mortgages - secured by 1 property	6.310%	4.450%	$ 12,493	10/1/2018	$ 12,352	0.5
Mortgages - secured by 1 property	6.240%	4.550%	11,803	10/1/2018	11,697	0.5
Mortgage - secured by 10 properties	4.470%	4.350%	67,182	10/5/2018	66,196	0.5
Mortgage - secured by 1 property	4.690%	4.280%	6,394	1/1/2019	6,271	0.8
Mortgage - secured by 4 properties	3.790%	4.270%	43,320	7/1/2019	42,184	1.3
Mortgage - secured by 1 property	7.490%	7.490%	2,465	1/1/2022	62	3.8
Mortgage - secured by 1 property	6.280%	5.170%	13,596	7/1/2022	10,744	4.3
Mortgage - secured by 1 property	4.850%	3.790%	11,340	10/1/2022	10,479	4.5
Mortgage - secured by 1 property	6.640%	4.920%	16,711	6/1/2023	14,522	5.2
Capital leases - 2 properties	7.700%	7.700%	10,484	4/30/2026	—	8.1
Mortgages - secured by 1 property [4]	3.530%	3.530%	620,000	8/1/2026	620,000	8.3
Mortgage - secured by 1 property	6.250%	6.250%	2,118	2/1/2033	26	14.9
Mortgage - secured by 1 property	4.444%	4.444%	11,035	7/1/2043	1,698	25.3
Weighted average rate / total secured fixed rate debt	**3.919%**	**3.811%**	**$ 828,941**		**$ 796,231**	**7.1**
Weighted average rate / total debt	**4.586%**	**4.562%**	**$ 3,683,941**		**$ 3,651,231**	**8.6**

(1) Includes the effect of mark to market accounting for certain assumed mortgages and premiums and discounts on certain mortgages and unsecured notes. Excludes effects of offering and transaction costs.
(2) The principal balances are the amounts actually payable pursuant to contracts. In accordance with GAAP, our carrying values and recorded interest expense may be different because of market conditions at the time we assumed certain of these debts.
(3) Represents amount outstanding under our $1,000,000 revolving credit facility. Interest rate is as of March 31, 2018 and excludes the 25 basis points facility fee. Upon payment of an extension fee and our meeting certain conditions, we have the option to extend this maturity by one year.
(4) The property encumbered by these mortgages is owned by a joint venture in which we own a 55% equity interest.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, March 31, 2018

17

DEBT MATURITY SCHEDULE (dollars in thousands) As of March 31, 2018 Unsecured Unsecured Secured Floating % of Fixed % of Fixed Rate % of % of Year Rate Debt Total Rate Debt Total Debt (1) Total Total Total 2018 $ — $ — $ 94,233 $ 94,233 2019 — 400,000 52,135 452,135 2020 350,000 200,000 3,442 553,442 2021 — 300,000 3,716 303,716 2022 255,000 (2) — 23,882 278,882 2023 — — 16,636 16,636 DEBT MATURITY SCHEDULE DEBT MATURITY 2024 — 250,000 2,072 252,072 2025 — — 2,254 2,254 2026 — — 621,173 621,173 Thereafter — 1,100,000 9,398 1,109,398 Principal balance $ 605,000 $ 2,250,000 $ 828,941 $ 3,683,941 Unamortized debt issuance costs, premiums and discounts (2,334) (36,189) (623) (39,146) Total debt, net $ 602,666 16.5% $ 2,213,811 60.7% $ 828,318 22.8% $ 3,644,795 100.0% (1) Includes $10,484 of capital lease obligations due in April 2026. (2) Includes $55,000 outstanding under our $1,000,000 revolving credit facility at March 31, 2018. Upon payment of an extension fee and our meeting certain conditions, we have the option to extend this maturity by one year. Senior Housing Properties Trust 18 Supplemental Operating and Financial Data, March 31, 2018

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

	As of and For the Three Months Ended				
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Leverage Ratios:					
Total debt (1) / total gross assets (2)	41.4%	42.3%	41.4%	41.3%	40.9%
Total debt (1) / gross book value of real estate assets (3)	42.6%	43.7%	43.0%	42.7%	42.4%
Total debt (1) / total market capitalization (4)	49.7%	44.9%	43.6%	42.3%	42.2%
Secured debt (1) / total assets	11.2%	11.1%	11.4%	11.4%	15.5%
Variable rate debt (1) / total debt (1)	16.4%	30.9%	28.5%	27.7%	18.4%
Coverage Ratios:					
Adjusted EBITDA (5) / interest expense	3.6x	3.5x	3.8x	3.7x	3.5x
Total debt (1) / annualized Adjusted EBITDA (5)	5.8x	6.6x	5.9x	5.9x	5.7x
Public Debt Covenants:					
Total debt / adjusted total assets (6) - allowable maximum 60.0%	41.5%	41.9%	41.5%	41.5%	41.3%
Secured debt / adjusted total assets (6) - allowable maximum 40.0%	9.3%	9.1%	9.4%	9.6%	13.1%
Consolidated income available for debt service (7) / debt service - required minimum 1.50x	3.40x	3.72x	3.96x	4.09x	3.75x
Total unencumbered assets (6) / unsecured debt - required minimum 150.0%	254.3%	250.2%	254.9%	255.2%	273.2%

(1) Debt amounts represent the principal balance as of the date reported.
(2) Total gross assets is total assets plus accumulated depreciation.
(3) Gross book value of real estate assets is real estate assets at cost plus certain acquisition costs, before depreciation and purchase price allocations, less impairment writedowns, if any. Excludes properties classified as held for sale, if any.
(4) Total market capitalization is total debt plus the market value of our common shares at the end of each period.
(5) See page 26 for the calculation of Adjusted EBITDA and a reconciliation of net income determined in accordance with GAAP to that amount. Adjusted EBITDA includes business management incentive fee expense of $55,740 for the three months ended December 31, 2017. Excluding business management incentive fee expense, Adjusted EBITDA / interest expense and Total debt / annualized Adjusted EBITDA would have been 3.8x and 5.9x, respectively, for the three months ended December 31, 2017.
(6) Adjusted total assets and total unencumbered assets include original cost of real estate assets calculated in accordance with GAAP before depreciation, but after impairment write downs, and exclude accounts receivable and intangible assets.
(7) Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, taxes, loss on asset impairment and gains and losses on sales of assets and early extinguishment of debt, determined together with debt service for the period presented.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, March 31, 2018

19

SUMMARY OF CAPITAL EXPENDITURES

SUMMARY OF CAPITAL EXPENDITURES

(dollars and sq. ft. in thousands, except per sq. ft. and unit data)

	For the Three Months Ended				
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
MOB tenant improvements [1]	$ 1,600	$ 3,487	$ 1,951	$ 1,575	$ 2,265
MOB leasing costs [2]	422	2,097	3,036	2,108	1,090
MOB building improvements [3]	2,556	5,222	4,440	3,689	1,583
Managed senior living communities capital improvements	2,407	2,402	2,739	3,150	3,786
Recurring capital expenditures	6,985	13,208	12,166	10,522	8,724
Development, redevelopment and other activities [4]	3,221	6,501	4,595	7,530	9,492
Total capital expenditures [5]	$ 10,206	$ 19,709	$ 16,761	$ 18,052	$ 18,216
MOB avg. sq. ft. during period	12,334	11,839	11,506	11,552	11,492
Managed senior living communities avg. units during period	9,150	8,925	8,807	8,802	8,793
MOB building improvements per avg. sq. ft. during period	$ 0.21	$ 0.44	$ 0.39	$ 0.32	$ 0.14
Managed senior living communities capital improvements per avg. unit during period	$ 263	$ 269	$ 311	$ 358	$ 431

(1) MOB tenant improvements generally include capital expenditures to improve tenants' space or amounts paid directly to tenants to improve their space.
(2) MOB leasing costs generally include leasing related costs, such as brokerage commissions and tenant inducements.
(3) MOB building improvements generally include expenditures to replace obsolete building components and expenditures that extend the useful life of existing assets.
(4) Development, redevelopment and other activities generally include (1) capital expenditures that are identified at the time of a property acquisition and incurred within a short period after acquiring the property and (2) capital expenditure projects that reposition a property or result in new sources of revenue.
(5) During the three months ended March 31, 2018, we invested $2,199 in revenue producing capital improvements at certain of our triple net leased senior living communities, and as a result, annual rents payable to us increased by approximately $150 pursuant to the terms of the applicable leases. These capital improvement amounts are not included in the table above.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, March 31, 2018
20

PROPERTY ACQUISITIONS / DISPOSITIONS INFORMATION SINCE JANUARY 1, 2018

PROPERTY ACQUISITIONS / DISPOSITIONS INFORMATION SINCE JANUARY 1, 2018

(dollars and sq. ft. in thousands, except per sq. ft. and unit data)

Managed Senior Living Acquisitions:

Date Acquired	Location	Type of Property	Number of Properties (Buildings)	Units	Purchase Price (1)	Purchase Price per Unit	Initial Lease / Cap Rate (2)	Tenant
1/19/2018	Loudon, TN	Assisted Living	1 (1)	88	$ 19,667	$ 223	7.4%	Our TRS
2/1/2018	Prescott, AZ	Assisted Living	1 (1)	127	22,250	$ 175	7.4%	Our TRS
Total/Weighted Average: Managed Senior Living Acquisitions			2 (2)	215	$ 41,917	$ 195	7.4%	

MOB Acquisitions:

Type	Date Acquired	Location	Number of Properties (Buildings)	Sq. Ft.	Purchase Price (2)	Purchase Price per Sq. Ft.	Cap Rate (2)	Weighted Average Remaining Lease Term (3)	Occupancy (4)	Major Tenant
Life Science	1/3/2018	Overland Park, KS	1 (1)	239	$ 44,600	$ 187	9.4%	5.8	100%	IQVIA Holdings Inc.
Medical Office	1/22/2018	Creve Coeur, MO	1 (1)	82	21,825	$ 266	8.0%	4.0	90%	Signature Health Services, Inc.
Life Science	1/25/2018	San Jose, CA	1 (1)	79	24,729	$ 313	8.5%	8.1	100%	Complete Genomics, Inc.
Medical Office	3/28/2018	Glen Allen, VA	1 (1)	135	22,750	$ 169	8.1%	9.1	100%	Virginia Premier Health Plan Inc.
	Total / Weighted Average: MOB Acquisitions		4 (4)	535	$ 113,904	$ 213	8.7%	6.6		

Dispositions:

Date Sold	Location	Type of Property	Number of Properties (Buildings)	Sale Price (5)
3/29/2018	Boca Raton, FL	Independent Living	1 (1)	$ 130,000
3/29/2018	Charlottesville, VA	Independent Living	1 (1)	87,000
	Total / Weighted Average: Dispositions		2 (2)	$ 217,000

(1) Represents the purchase price, including assumed debt, if any, and excludes acquisition costs and purchase price allocation adjustments, if any.
(2) Represents the ratio of the estimated GAAP-based annual rental income, excluding the impact of above and below market lease amortization, less estimated annual property operating expenses, if any, and excluding depreciation and amortization expense, to the purchase price on the date of acquisition, including the principal amount of any assumed debt and excluding acquisition costs.
(3) Weighted average remaining lease term based on rental income at the time of acquisition.
(4) Occupancy based on leasable square feet as of the acquisition date.
(5) Represents the gross contract sales price plus purchase price adjustments, if any, excluding closing costs.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, March 31, 2018

21

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI (1)

(amounts in thousands)

	For the Three Months Ended				
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Calculation of NOI and Cash Basis NOI:					
Revenues:					
Rental income	$ 173,728	$ 179,585	$ 168,348	$ 166,647	$ 166,443
Residents fees and services	102,087	98,981	98,331	98,366	98,118
Total revenues	275,815	278,566	266,679	265,013	264,561
Property operating expenses	(108,143)	(104,865)	(104,714)	(102,795)	(101,057)
Property net operating income (NOI):	167,672	173,701	161,965	162,218	163,504
Non-cash straight line rent adjustments	(2,993)	(3,473)	(3,621)	(3,435)	(3,429)
Lease value amortization	(1,381)	(1,386)	(1,352)	(1,320)	(1,291)
Non-cash amortization included in property operating expenses (2)	(199)	(200)	(199)	(199)	(199)
Cash Basis NOI	$ 163,099	$ 168,642	$ 156,793	$ 157,264	$ 158,585
Reconciliation of Net Income to NOI and Cash Basis NOI:					
Net income	$ 237,405	$ 66,328	$ 35,793	$ 17,402	$ 32,281
Gain on sale of properties	(181,154)	(46,055)	—	—	—
Income before gain on sale of properties	56,251	20,273	35,793	17,402	32,281
Equity in earnings of an investee	(44)	(75)	(31)	(374)	(128)
Income tax expense	260	154	109	99	92
Loss on early extinguishment of debt	130	—	274	7,353	—
Interest expense	43,552	40,625	40,105	40,800	43,488
Interest and other income	(54)	(83)	(128)	(76)	(120)
Unrealized gains and losses on equity investments, net	(27,241)	—	—	—	—
Dividend income	(659)	(659)	(659)	(659)	(659)
Operating income	72,195	60,235	75,463	64,545	74,954
Impairment of assets	—	—	—	5,082	—
Acquisition and certain other transaction related costs	20	255	—	—	292
General and administrative expense	25,118	45,813	19,883	22,922	15,083
Depreciation and amortization expense	70,339	67,398	66,619	69,669	73,175
Property NOI	167,672	173,701	161,965	162,218	163,504
Non-cash amortization included in property operating expenses (2)	(199)	(200)	(199)	(199)	(199)
Lease value amortization	(1,381)	(1,386)	(1,352)	(1,320)	(1,291)
Non-cash straight line rent adjustments	(2,993)	(3,473)	(3,621)	(3,435)	(3,429)
Cash Basis NOI	$ 163,099	$ 168,642	$ 156,793	$ 157,264	$ 158,585

(1) See Definitions of Certain Non-GAAP Financial Measures on page 28 for a definition of NOI and Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, March 31, 2018

22

CONSOLIDATED NET OPERATING INCOME (NOI) AND CASH BASIS NOI

CONSOLIDATED NET OPERATING INCOME (NOI) AND CASH BASIS NOI (1)

(dollars in thousands)

	For the Three Months Ended		
	3/31/2018	3/31/2017	% Change
NOI:			
Triple Net Leased Senior Living Communities	$ 67,975	$ 67,252	1.1%
Managed Senior Living Communities	24,882	24,238	2.7%
Total Senior Living Communities	92,857	91,490	1.5%
Life Science	36,869	34,289	7.5%
Medical Office	33,344	33,180	0.5%
Total MOB Portfolio	70,213	67,469	4.1%
Non-Segment (2)	4,602	4,545	1.3%
Total	$ 167,672	$ 163,504	2.5%
Cash Basis NOI:			
Triple Net Leased Senior Living Communities	$ 67,356	$ 66,476	1.3%
Managed Senior Living Communities	24,882	24,238	2.7%
Total Senior Living Communities	92,238	90,714	1.7%
Life Science	$ 33,253	30,636	8.5%
Medical Office	33,199	32,883	1.0%
Total MOB Portfolio	66,452	63,519	4.6%
Non-Segment (2)	4,409	4,352	1.3%
Total	$ 163,099	$ 158,585	2.8%

(1) See page 22 for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount, and page 25 for the calculations and reconciliations of NOI, cash basis NOI, same property NOI and same property cash basis NOI by segment from consolidated NOI by segment.

(2) Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, March 31, 2018

23

SAME PROPERTY NOI AND CASH BASIS NOI

SAME PROPERTY NOI AND CASH BASIS NOI (1)

(dollars in thousands)

	For the Three Months Ended (2)		
	3/31/2018	3/31/2017	% Change
NOI:			
Triple Net Leased Senior Living Communities	$ 66,213	$ 65,128	1.7 %
Managed Senior Living Communities	23,857	24,233	(1.6)%
Total Senior Living Communities	90,070	89,361	0.8 %
Life Science	33,816	34,289	(1.4)%
Medical Office	31,771	32,914	(3.5)%
Total MOB Portfolio	65,587	67,203	(2.4)%
Non-Segment (3)	4,602	4,545	1.3 %
Total	$ 160,259	$ 161,109	(0.5)%
Cash Basis NOI:			
Triple Net Leased Senior Living Communities	$ 65,594	$ 64,352	1.9 %
Managed Senior Living Communities	23,857	24,233	(1.6)%
Total Senior Living Communities	89,451	88,585	1.0 %
Life Science	30,400	30,636	(0.8)%
Medical Office	31,677	32,642	(3.0)%
Total MOB Portfolio	62,077	63,278	(1.9)%
Non-Segment (3)	4,409	4,352	1.3 %
Total	$ 155,937	$ 156,215	(0.2)%

(1) See page 22 for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount, and page 25 for the calculations and reconciliations of NOI, cash basis NOI, same property NOI and same property cash basis NOI by segment from consolidated NOI by segment.

(2) Consists of properties owned continuously and properties owned and managed continuously by the same operator since January 1, 2017 and includes our MOB (two buildings) that is owned in a joint venture arrangement and excludes properties classified as held for sale, if any.

(3) Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, March 31, 2018

24

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI), CASH BASIS NOI, SAME PROPERTY NOI AND SAME PROPERTY CASH BASIS NOI BY SEGMENT FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI), CASH BASIS NOI, SAME PROPERTY NOI AND SAME PROPERTY CASH BASIS NOI BY SEGMENT [(1)]

(dollars in thousands)

	For the Three Months Ended March 31, 2018					For the Three Months Ended March 31, 2017				
Calculation of NOI and Cash Basis NOI:	**Triple Net Leased Senior Living Communities**	**Managed Senior Living Communities**	**MOBs**	**Non-Segment [(2)]**	**Total**	**Triple Net Leased Senior Living Communities**	**Managed Senior Living Communities**	**MOBs**	**Non-Segment [(2)]**	**Total**
Rental income / residents fees and services	$ 67,975	$ 102,087	$ 101,151	$ 4,602	$ 275,815	$ 67,252	$ 98,118	$ 94,646	$ 4,545	$ 264,561
Property operating expenses	—	(77,205)	(30,938)	—	(108,143)	—	(73,880)	(27,177)	—	(101,057)
Property net operating income (NOI)	$ 67,975	$ 24,882	$ 70,213	$ 4,602	$ 167,672	$ 67,252	$ 24,238	$ 67,469	$ 4,545	$ 163,504
NOI change	1.1%	2.7 %	4.1 %	1.3%	2.5 %					
Property NOI	$ 67,975	$ 24,882	$ 70,213	$ 4,602	$ 167,672	$ 67,252	$ 24,238	$ 67,469	$ 4,545	$ 163,504
Less:										
Non-cash straight line rent adjustments	619	—	2,236	138	2,993	776	—	2,515	138	3,429
Lease value amortization	—	—	1,326	55	1,381	—	—	1,236	55	1,291
Non-cash amortization included in property operating expenses [(3)]	—	—	199	—	199	—	—	199	—	199
Cash Basis NOI	$ 67,356	$ 24,882	$ 66,452	$ 4,409	$ 163,099	$ 66,476	$ 24,238	$ 63,519	$ 4,352	$ 158,585
Cash Basis NOI change	1.3%	2.7 %	4.6 %	1.3%	2.8 %					
Reconciliation of NOI to Same Property NOI:										
Property NOI	$ 67,975	$ 24,882	$ 70,213	$ 4,602	$ 167,672	$ 67,252	$ 24,238	$ 67,469	$ 4,545	$ 163,504
Less:										
NOI not included in same property	1,762	1,025	4,626	—	7,413	2,124	5	266	—	2,395
Same property NOI [(4)]	$ 66,213	$ 23,857	$ 65,587	$ 4,602	$ 160,259	$ 65,128	$ 24,233	$ 67,203	$ 4,545	$ 161,109
Same property NOI change	1.7%	(1.6)%	(2.4)%	1.3%	(0.5)%					
Reconciliation of Same Property NOI to Same Property Cash Basis NOI:										
Same property NOI [(4)]	$ 66,213	$ 23,857	$ 65,587	$ 4,602	$ 160,259	$ 65,128	$ 24,233	$ 67,203	$ 4,545	$ 161,109
Less:										
Non-cash straight line rent adjustments	619	—	1,938	138	2,695	776	—	2,488	138	3,402
Lease value amortization	—	—	1,373	55	1,428	—	—	1,238	55	1,293
Non-cash amortization included in property operating expenses [(3)]	—	—	199	—	199	—	—	199	—	199
Same property cash basis NOI [(4)]	$ 65,594	$ 23,857	$ 62,077	$ 4,409	$ 155,937	$ 64,352	$ 24,233	$ 63,278	$ 4,352	$ 156,215
Same property cash basis NOI change	1.9%	(1.6)%	(1.9)%	1.3%	(0.2)%					

(1) See page 22 for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount, and Definitions of Certain Non-GAAP Financial Measures on page 28 for a definition of NOI and Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

(4) Consists of properties owned continuously and properties owned and managed continuously by the same operator since January 1, 2017 and includes our MOB (two buildings) that is owned in a joint venture arrangement and excludes properties classified as held for sale, if any.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, March 31, 2018
25

CALCULATION AND RECONCILIATION OF EBITDA AND ADJUSTED EBITDA

CALCULATION AND RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (1)

(amounts in thousands)

	For the Three Months Ended				
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Net income	$ 237,405	$ 66,328	$ 35,793	$ 17,402	$ 32,281
Interest expense	43,552	40,625	40,105	40,800	43,488
Income tax expense	260	154	109	99	92
Depreciation and amortization expense	70,339	67,398	66,619	69,669	73,175
EBITDA	351,556	174,505	142,626	127,970	149,036
General and administrative expense paid in common shares (2)	186	530	593	643	390
Estimated business management incentive fees (3)	14,347	(22,048)	8,022	10,760	3,266
Acquisition and certain other transaction related costs	20	255	—	—	292
Impairment of assets	—	—	—	5,082	—
Loss on early extinguishment of debt	130	—	274	7,353	—
Gain on sale of properties	(181,154)	(46,055)	—	—	—
Unrealized gains and losses on equity securities, net (4)	(27,241)	—	—	—	—
Adjusted EBITDA	$ 157,844	$ 107,187	$ 151,515	$ 151,808	$ 152,984

(1) See Definitions of Certain Non-GAAP Financial Measures on page 28 for a definition of EBITDA and Adjusted EBITDA and a description of why we believe they are appropriate supplemental measures.

(2) Amounts represent equity compensation awarded to our trustees, officers and certain other employees of RMR LLC.

(3) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our condensed consolidated statements of income. In calculating net income in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income, we do not include these amounts in the calculation of Adjusted EBITDA until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Adjusted EBITDA includes business management incentive fee expense of $55,740 for the three months ended December 31, 2017. Excluding business management incentive fee expense, Adjusted EBITDA would have been $162,927 for the three months ended December 31, 2017.

(4) Represents the unrealized gains and losses on equity securities, net, to adjust the carrying value of our investments to fair value in accordance with a change in GAAP standards effective January 1, 2018.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, March 31, 2018

26

CALCULATION AND RECONCILIATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO

CALCULATION AND RECONCILIATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO (1)

(amounts in thousands, except per share data)

	For the Three Months Ended				
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Net income attributable to common shareholders	$ 236,022	$ 65,000	$ 34,414	$ 16,042	$ 32,155
Depreciation and amortization expense	70,339	67,398	66,619	69,669	73,175
Noncontrolling interest's share of net FFO adjustments	(5,300)	(5,304)	(5,305)	(5,305)	(456)
Gain on sale of properties	(181,154)	(46,055)	—	—	—
Impairment of assets	—	—	—	5,082	—
FFO	119,907	81,039	95,728	85,488	104,874
Estimated business management incentive fees (2)	14,347	(22,048)	8,022	10,760	3,266
Acquisition and certain other transaction related costs	20	255	—	—	292
Loss on early extinguishment of debt	130	—	274	7,353	—
Unrealized gains and losses on equity securities, net (3)	(27,241)	—	—	—	—
Normalized FFO	$ 107,163	$ 59,246	$ 104,024	$ 103,601	$ 108,432
Weighted average common shares outstanding (basic)	237,478	237,467	237,421	237,399	237,391
Weighted average common shares outstanding (diluted)	237,493	237,475	237,460	237,445	237,416
Per Common Share Data (basic and diluted):					
Net income attributable to common shareholders	$ 0.99	$ 0.27	$ 0.14	$ 0.07	$ 0.14
FFO	$ 0.50	$ 0.34	$ 0.40	$ 0.36	$ 0.44
Normalized FFO	$ 0.45	$ 0.25	$ 0.44	$ 0.44	$ 0.46

(1) See Definitions of Certain Non-GAAP Financial Measures on page 28 for a definition of FFO and Normalized FFO, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our consolidated statements of income. In calculating net income attributable to common shareholders in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income attributable to common shareholders, we do not include these amounts in the calculation of Normalized FFO until the fourth quarter, when the amount of business management incentive fee expense for the calendar year, if any, is determined. Normalized FFO includes business management incentive fee expense of $55,740 for the three months ended December 31, 2017. Excluding business management incentive fee expense, Normalized FFO per share would have been $0.48 for the three months ended December 31, 2017.

(3) Represents the unrealized gains and losses on equity securities, net, to adjust the carrying value of our investments to fair value in accordance with a change in GAAP standards effective January 1, 2018.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, March 31, 2018
27

DEFINITIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES NOI and Cash Basis NOI The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to our property level results of operations. We calculate NOI and Cash Basis NOI as shown on page 22. We define NOI as income from our real estate less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that we record as depreciation and amortization. We define Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. We consider NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of our properties. We use NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and we believe that NOI and Cash Basis NOI provide useful information to investors regarding our results of operations because these measures reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income attributable to common shareholders or operating income as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income, net income attributable to common shareholders and operating income as presented in our condensed consolidated statements of income. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than we do. EBITDA and Adjusted EBITDA We calculate EBITDA and Adjusted EBITDA as shown on page 26. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our operating performance, along with net income, net income attributable to common shareholders and operating income. We believe that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with our past operating performance. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income attributable to common shareholders or operating income as indicators of operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income, net income attributable to common shareholders and operating income as presented in our condensed consolidated statements of income. Other real estate companies and REITs may calculate EBITDA and Adjusted EBITDA differently than we do. FFO and Normalized FFO We calculate FFO and Normalized FFO as shown on page 27. FFO is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or Nareit, which is net income attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of real estate and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization and the difference between net income attributable to common shareholders and FFO attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to us. Our calculation of Normalized FFO differs from Nareit's definition of FFO because we include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year, and we exclude acquisition and certain other transaction related costs expensed under GAAP such as legal and professional fees associated with our acquisition and disposition activities, gains and losses on early extinguishment of debt, if any, unrealized gains and losses on equity securities, net, if any, and Normalized FFO from noncontrolling interest, net of FFO, if any. We consider FFO and Normalized FFO to be appropriate supplemental measures of operating performance for a REIT, along with net income, net income attributable to common shareholders and operating income. We believe that FFO and Normalized FFO provide useful information to investors, because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in our revolving credit facility and term loan agreements and our public debt covenants, the availability to us of debt and equity capital, our DEFINITIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES FINANCIAL NON-GAAP DEFINITIONS OF CERTAIN expectation of our future capital requirements and operating performance and our expected needs for and availability of cash to pay our obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income attributable to common shareholders or operating income as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income, net income attributable to common shareholders and operating income as presented in our condensed consolidated statements of income. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than we do. Senior Housing Properties Trust 28 Supplemental Operating and Financial Data, March 31, 2018

PORTFOLIO INFORMATION 4505 Emperor Blvd, Durham, NC Tenant: Multiple Square Feet: 105,601 Senior Housing Properties Trust 29 Supplemental Operating and Financial Data, March 31, 2018 29

PORTFOLIO SUMMARY BY GEOGRAPHIC DIVERSIFICATION AND PROPERTY TYPE Geographic Diversification Property Type (based on Cost of Real Estate Properties as of March 31, 2018) (1) (based on Q1 2018 NOI) (2) VA: 3% IN: 3% Wellness NC: 3% Centers: 3% MD: 4% WI: 4% Medical Independent Office: 20% GA: 5% Living: 28% 32 Other States + TX: 7% D.C.: 37% Life FL: 9% Science: 22% Assisted Living: 24% CA: 11% MA: 14% SNFs: 3% (1) Cost of real estate properties is before depreciation and less impairment write downs, if any, and excludes properties classified as held for sale, if any. (2) See Page 22 for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount. Senior Housing Properties Trust 30 PORTFOLIO SUMMARY BY GEOGRAPHIC DIVERSIFICATION AND PROPERTY TYPE AND PROPERTY GEOGRAPHIC DIVERSIFICATION BY PORTFOLIO SUMMARY Supplemental Operating and Financial Data, March 31, 2018

PORTFOLIO SUMMARY BY PROPERTY TYPE AND TENANT (dollars in thousands, except investment per unit or square foot) As of March 31, 2018 Number of Number of Units Carrying Value % of Total Investment per Unit Q1 2018 % of Q1 201 % of Q1 2018 Properties or Square Feet of Investment (1) Investment or Square Foot (2) Revenues Total Revenues Q1 2018 NOI (3) Total NOI Property Type: Independent living (4) 67 15,434 $ 2,311,544 26.8% $ 149,770 $ 91,274 33.0% $ 47,515 28.4% Assisted living (4) 199 14,640 2,164,885 25.0% $ 147,875 74,437 27.0% 40,991 24.4% Skilled nursing facilities (4) 39 4,131 183,854 2.1% $ 44,506 4,351 1.6% 4,351 2.6% Subtotal senior living communities 305 34.205 4,660,283 53.9% $ 136,246 170,062 61.6% 92,857 55.4% Life science 25 4,800,484 1,927,774 22.3% $ 402 47,952 17.4% 36,869 22.0% Medical office 104 7,801,528 1,873,884 21.7% $ 240 53,199 19.3% 33,344 19.9% Subtotal MOBs (5) 129 12,602,012 sq. ft. 3,801,658 44.0% $ 302 101,151 36.7% 70,213 41.9% Wellness centers 10 812,000 sq. ft. 178,110 2.1% $ 219 4,602 1.7% 4,602 2.7% Total 444 $ 8,640,051 100.0% $ 275,815 100.0% $ 167,672 100.0% Tenant / Operator / Managed Properties: Five Star 185 20,133 $ 2,330,630 27.0% $ 115,762 $ 51,759 18.8% $ 51,759 30.9% Sunrise Senior Living / Marriott (6) 1 354 — —% $ — 2,776 1.0% 2,776 1.7% Brookdale Senior Living 18 940 69,669 0.8% $ 74,116 2,019 0.7% 2,019 1.2% 11 private senior living companies (combined) 29 3,520 571,760 6.6% $ 162,432 11,421 4.1% 11,421 6.8% Subtotal triple net leased senior living communities 233 24,947 2,972,059 34.4% $ 119,135 67,975 24.6% 67,975 40.6% Managed senior living communities (7) 72 9,258 1,688,224 19.5% $ 182,353 102,087 37.0% 24,882 14.8% Subtotal senior living communities 305 34,205 4,660,283 53.9% $ 136,246 170,062 61.6% 92,857 55.4% Life science 25 4,800,484 1,927,774 22.3% $ 402 47,952 17.4% 36,869 22.0% Medical office 104 7,801,528 1,873,884 21.7% $ 240 53,199 19.3% 33,344 19.9% Subtotal MOBs (5) 129 12,602,012 sq. ft. 3,801,658 44.0% $ 302 101,151 36.7% 70,213 41.9% Wellness centers 10 812,000 sq. ft. 178,110 2.1% $ 219 4,602 1.7% 4,602 2.7% Total 444 $ 8,640,051 100.0% $ 275,815 100.0% $ 167,672 100.0% (1) Represents gross book value of real estate assets before depreciation and purchase price allocations, less impairment write downs, if any. Amounts exclude investment carrying value of two senior living communities classified as held for sale as of March 31, 2018, which are included in other assets in our condensed consolidated balance sheet. The net carrying value of these two senior living communities was $18,479 as of March 31, 2018. (2) Represents carrying value of investment divided by the number of living units or rentable square feet, as applicable, at March 31, 2018. PORTFOLIO SUMMARY BY PROPERTY TYPE AND TENANT TYPE PROPERTY BY PORTFOLIO SUMMARY (3) See page 22 for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount. (4) Senior living communities are categorized by the type of living units which constitute a majority of the living units at the community. (5) These 129 MOB properties are comprised of 155 buildings. Our MOB leases include some triple net leases where, in addition to paying fixed rents, the tenants assume the obligation to operate and maintain the properties at their expense, and some net and modified gross leases where we are responsible for the operation and maintenance of the properties, and we charge tenants for some or all of the property operating costs. A small percentage of our MOB leases are so-called "full-service" leases where we receive fixed rent from our tenants and no reimbursement for our property operating costs. (6) Marriott International, Inc., or Marriott, guarantees the lessee's obligations under this lease. In March 2018, we sold two senior living communities leased to a subsidiary of Sunrise Senior Living, LLC, or Sunrise. We currently have one senior living community leased to Sunrise under agreement to sell. We expect the closing of the sale of this community to occur by the end of the second quarter of 2018. The net carrying value of this community was $15,678 as of March 31, 2018. (7) These senior living communities are managed for our account and include properties leased to our taxable REIT subsidiaries, or TRSs. Senior Housing Properties Trust 31 Supplemental Operating and Financial Data, March 31, 2018

OCCUPANCY BY PROPERTY TYPE AND TENANT

OCCUPANCY BY PROPERTY TYPE AND TENANT (1)

	For the Twelve Months Ended (2)				
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Property Type:					
Independent living	85.4%	85.7%	86.7%	86.3%	86.3%
Assisted living	83.8%	84.5%	84.8%	85.2%	85.9%
Skilled nursing facilities	76.1%	76.5%	77.2%	78.2%	78.5%
Weighted average occupancy senior living communities	83.6%	84.1%	84.8%	84.8%	85.2%
Life science	97.4%	97.4%	99.3%	99.4%	99.3%
Medical office	93.5%	94.8%	94.8%	94.6%	94.8%
Weighted average occupancy MOBs (3)	95.0%	95.8%	96.5%	96.4%	96.5%
Wellness centers	100.0%	100.0%	100.0%	100.0%	100.0%
Tenant / Managed Properties:					
Five Star	82.1%	82.6%	83.0%	83.3%	83.6%
Brookdale Senior Living	84.0%	83.2%	83.2%	83.9%	84.5%
11 private senior living companies (combined)	86.6%	87.6%	88.5%	89.0%	89.3%
Weighted average occupancy triple net leased senior living communities	82.8%	83.4%	83.8%	84.2%	84.5%
Managed senior living communities (4)	85.8%	86.1%	86.3%	86.6%	87.2%
Weighted average occupancy senior living communities	83.6%	84.1%	84.8%	84.8%	85.2%
Life science	97.4%	97.4%	99.3%	99.4%	99.3%
Medical office	93.5%	94.8%	94.8%	94.6%	94.8%
Weighted average occupancy MOBs (3)	95.0%	95.8%	96.5%	96.4%	96.5%
Wellness centers	100.0%	100.0%	100.0%	100.0%	100.0%

(1) Excludes data for periods prior to our ownership of certain properties, as well as properties sold or classified as held for sale during the periods presented.
(2) Operating data for multi-tenant MOBs are presented as of the end of the period shown; operating data for other tenants are presented for the 12 month period ended on the dates shown, or the most recent prior 12 month period for which tenant and manager operating results are available to us.
(3) MOB occupancy data is as of quarter end and includes (i) space being fitted out for occupancy and (ii) space which is leased but is not occupied or is being offered for sublease by tenants. MOB occupancy as of March 31, 2018 was 95.1%.
(4) These senior living communities are managed for our account and include properties leased to our TRSs. Occupancy for the 12 month period ended or, if shorter, from the date of acquisition through March 31, 2018, was 86.2%.

All tenant operating data presented are based upon the operating results provided by our tenants for the indicated periods. We report our operating data one quarter in arrears as this is the most recent prior period for which tenant operating results are available to us from our tenants. We have not independently verified tenant operating data. Excludes historical data for periods prior to our ownership of certain properties.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, March 31, 2018
32

RENT COVERAGE BY TENANT (TRIPLE NET LEASED SENIOR LIVING COMMUNITIES AND WELLNESS CENTERS) (1) For the Twelve Months Ended Tenant 12/31/2017 9/30/2017 6/30/2017 3/31/2017 12/31/2016 Five Star 1.15x 1.15x 1.16x 1.17x 1.19x AND WELLNESS CENTERS) Brookdale Senior Living 2.30x 2.38x 2.44x 2.53x 2.59x 11 private senior living companies (combined) 1.21x 1.23x 1.23x 1.26x 1.28x Weighted average rent coverage triple net leased senior living communities 1.20x 1.21x 1.22x 1.23x 1.26x Wellness centers 1.78x 1.76x 1.80x 1.85x 1.91x Total 1.23x 1.24x 1.25x 1.27x 1.30x (1) Excludes data for periods prior to our ownership of certain properties, as well as properties sold or classified as held for sale during the periods presented. All tenant operating data presented are based upon the operating results provided by our tenants for the indicated periods. We report our operating data one quarter in arrears as this is the most recent prior period for which tenant operating results are available to us from our tenants. We have not independently verified tenant operating data. Excludes historical data for periods prior to our ownership of certain properties. Rent coverage is calculated as operating cash flows from our tenants' facility operations of our properties, before subordinated charges, if any, divided by rent payable to us. RENT COVERAGE BY TENANT (TRIPLE NET LEASED SENIOR LIVING COMMUNITIES RENT COVERAGE BY Senior Housing Properties Trust 33 Supplemental Operating and Financial Data, March 31, 2018

TRIPLE NET LEASED SENIOR LIVING COMMUNITIES SEGMENT AND SAME PROPERTY – RESULTS OF OPERATIONS

TRIPLE NET LEASED SENIOR LIVING COMMUNITIES SEGMENT - RESULTS OF OPERATIONS (1)

(dollars in thousands)

	As of and For the Three Months Ended March 31,	
	2018	2017
Number of Properties	233	236
Number of Units	24,947	26,220
Occupancy (2)	82.8%	84.5%
Rent Coverage (2)	1.20x	1.26x
Rental Income	$ 67,975	$ 67,252
NOI (3)	$ 67,975	$ 67,252
Cash Basis NOI (3)	$ 67,356	$ 66,476
NOI % change	1.1%	
Cash Basis NOI % change	1.3%	

TRIPLE NET LEASED SENIOR LIVING COMMUNITIES SAME PROPERTY - RESULTS OF OPERATIONS (1)

(dollars in thousands)

	As of and For the Three Months Ended March 31,	
	2018 (4)	2017 (4)
Number of Properties	233	233
Number of Units	24,947	24,947
Occupancy (2)	82.8%	84.5%
Rent Coverage (2)	1.20x	1.26x
Rental Income	$ 66,213	$ 65,128
NOI (3)	$ 66,213	$ 65,128
Cash Basis NOI (3)	$ 65,594	$ 64,352
NOI % change	1.7%	
Cash Basis NOI % change	1.9%	

(1) Includes independent and assisted living communities and SNFs.
(2) All tenant operating data presented are based upon the operating results provided by our tenants for the 12 months ended December 31, 2017 and 2016 or for the most recent prior period for which tenant operating results are available to us. Rent coverage is calculated as operating cash flows from our triple net leased tenants' facility operations of our properties, before subordinated charges, if any, divided by triple net lease minimum rents payable to us. We have not independently verified tenant operating data. Excludes data for periods prior to our ownership of certain properties, as well as properties sold or classified as held for sale during the periods presented.
(3) See page 22 for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount, and page 25 for the calculations and reconciliations of NOI, cash basis NOI, same property NOI and same property cash basis NOI by segment from consolidated NOI by segment.
(4) Consists of triple net leased senior living communities owned continuously since January 1, 2017 and excludes communities classified as held for sale, if any.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, March 31, 2018
34

MANAGED SENIOR LIVING COMMUNITIES SEGMENT AND SAME PROPERTY – RESULTS OF OPERATIONS

MANAGED SENIOR LIVING COMMUNITIES SEGMENT - RESULTS OF OPERATIONS

(dollars in thousands, except average monthly rate)

	As of and For the Three Months Ended March 31,	
	2018	2017
Number of Properties [1]	72	68
Number of Units [1]	9,258	8,798
Occupancy	85.8 %	86.0%
Average Monthly Rate [2]	$ 4,308	$ 4,322
Average Monthly Rate % Growth	(0.3)%	
Residents Fees and Services	$ 102,087	$ 98,118
Property Operating Expenses	(77,205)	(73,880)
NOI [3]	$ 24,882	$ 24,238
NOI Margin % [4]	24.4 %	24.7%
NOI % Change	2.7 %	

MANAGED SENIOR LIVING COMMUNITIES SAME PROPERTY - RESULTS OF OPERATIONS

(dollars in thousands, except average monthly rate)

	As of and For the Three Months Ended March 31,	
	2018 [5]	2017 [5]
Number of Properties	68	68
Number of Units	8,814	8,814
Occupancy	85.8 %	86.0%
Average Monthly Rate [2]	$ 4,336	$ 4,322
Average Monthly Rate % Growth	0.3 %	
Residents Fees and Services	$ 98,407	$ 98,118
Property Operating Expenses	(74,550)	(73,885)
NOI [3]	$ 23,857	$ 24,233
NOI Margin % [4]	24.2 %	24.7%
NOI % Change	(1.6)%	

(1) Includes only those managed senior living communities owned and managed for our account during the periods presented.
(2) Average monthly rate is calculated by taking the average daily rate, which is defined as total residents fees and services divided by occupied units during the period, and multiplying it by 30 days.
(3) See page 22 for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount, and page 25 for the calculations and reconciliations of NOI, cash basis NOI, same property NOI and same property cash basis NOI by segment from consolidated NOI by segment.
(4) NOI margin % is defined as NOI as a percentage of residents fees and services.
(5) Consists of managed senior living communities owned and managed by the same operator continuously since January 1, 2017 and excludes communities classified as held for sale, if any.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, March 31, 2018
35

MOB PORTFOLIO SEGMENT AND SAME PROPERTY - RESULTS OF OPERATIONS

MOB PORTFOLIO SEGMENT - RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended March 31, 2018			As of and For the Three Months Ended March 31, 2017		
	Life Science	Medical Office	Total MOB	Life Science	Medical Office	Total MOB
Number of Properties	25	104	129	20	100	120
Number of Buildings	36	119	155	31	115	146
Square Feet (1)	4,800	7,802	12,602	4,255	7,297	11,552
Occupancy (2)	97.6 %	93.6 %	95.1 %	99.4%	94.6%	96.4%
Rental Income (3)	$ 47,952	$ 53,199	$ 101,151	$ 43,398	$ 51,248	$ 94,646
NOI (4)	$ 36,869	$ 33,344	$ 70,213	$ 34,289	$ 33,180	$ 67,469
Cash Basis NOI (4)	$ 33,253	$ 33,199	$ 66,452	$ 30,636	$ 32,883	$ 63,519
NOI Margin % (5)	76.9 %	62.7 %	69.4 %	79.0%	64.7%	71.3%
Cash Basis NOI Margin % (6)	74.9 %	62.4 %	68.1 %	76.9%	64.4%	69.9%
NOI % Change	7.5 %	0.5 %	4.1 %			
Cash Basis NOI % Change	8.5 %	1.0 %	4.6 %			

MOB PORTFOLIO SAME PROPERTY - RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended March 31, 2018 (7)			As of and For the Three Months Ended March 31, 2017 (7)		
	Life Science	Medical Office	Total MOB	Life Science	Medical Office	Total MOB
Number of Properties	20	99	119	20	99	119
Number of Buildings	31	114	145	31	114	145
Square Feet (1)	4,255	7,181	11,436	4,255	7,180	11,435
Occupancy (2)	97.3 %	93.6 %	94.9 %	99.4%	94.5%	96.3%
Rental Income (3)	$ 43,679	$ 50,584	$ 94,263	$ 43,398	$ 50,770	$ 94,168
NOI (4)	$ 33,816	$ 31,771	$ 65,587	$ 34,289	$ 32,914	$ 67,203
Cash Basis NOI (4)	$ 30,400	$ 31,677	$ 62,077	$ 30,636	$ 32,642	$ 63,278
NOI Margin % (5)	77.4 %	62.8 %	69.6 %	79.0%	64.8%	71.4%
Cash Basis NOI Margin % (6)	75.3 %	62.6 %	68.3 %	76.9%	64.5%	70.0%
NOI % Change	(1.4)%	(3.5)%	(2.4)%			
Cash Basis NOI % Change	(0.8)%	(3.0)%	(1.9)%			

(1) Prior periods exclude space re-measurements made subsequent to those periods.
(2) Occupancy includes (i) space being fitted out for occupancy and (ii) space which is leased but is not occupied or is being offered for sublease by tenants.
(3) Includes some triple net lease rental income.
(4) See page 22 for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount, and page 25 for the calculations and reconciliations of NOI, cash basis NOI, same property NOI and same property cash basis NOI by segment from consolidated NOI by segment.
(5) NOI margin % is defined as NOI as a percentage of rental income.
(6) Cash basis NOI margin % is defined as cash basis NOI as a percentage of cash basis rental income. Cash basis rental income excludes non-cash straight line rent adjustments, lease value amortization and lease termination fee amortization, if any.
(7) Consists of MOBs owned continuously since January 1, 2017 and includes our MOB (two buildings) that is owned in a joint venture arrangement and excludes properties classified as held for sale, if any.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, March 31, 2018
36

MOB LEASING SUMMARY

MOB LEASING SUMMARY

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and For the Three Months Ended				
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Properties	129	125	121	120	120
Buildings	155	151	147	146	146
Total sq. ft. (1)	12,602	12,066	11,611	11,552	11,552
Occupancy (2)	95.1%	95.0%	95.8%	96.5%	96.4%
Leasing Activity (sq. ft.):					
New leases	27	37	50	37	51
Renewals	69	316	352	280	186
Total	96	353	402	317	237
Rent Rate on New and Renewed Leases:					
New leases	$ 27.19	$ 31.27	$ 34.41	$ 33.18	$ 23.08
Renewals	$ 50.20	$ 29.85	$ 23.20	$ 30.78	$ 31.69
Average net annual rent	$ 44.37	$ 29.99	$ 24.61	$ 31.06	$ 29.83
Leasing Costs and Concession Commitments (3):					
New leases	$ 1,030	$ 1,425	$ 2,928	$ 1,260	$ 1,567
Renewals	677	6,597	4,030	5,970	2,801
Total	$ 1,707	$ 8,022	$ 6,958	$ 7,230	$ 4,368
Leasing Costs and Concession Commitments per Sq. Ft. (3):					
New leases	$ 37.49	$ 39.28	$ 58.04	$ 34.23	$ 30.72
Renewals	$ 9.80	$ 20.88	$ 11.45	$ 21.33	$ 15.03
All new and renewed leases	$ 17.68	$ 22.77	$ 17.29	$ 22.83	$ 18.40
Weighted Average Lease Term (years) (4):					
New leases	4.9	8.7	9.7	5.1	5.4
Renewals	5.1	5.9	6.7	4.6	5.6
All new and renewed leases	5.1	6.2	7.2	4.7	5.6
Leasing Costs and Concession Commitments per Sq. Ft. per Year (3):					
New leases	$ 7.59	$ 4.53	$ 6.01	$ 6.65	$ 5.66
Renewals	$ 1.93	$ 3.56	$ 1.71	$ 4.62	$ 2.66
All new and renewed leases	$ 3.49	$ 3.69	$ 2.40	$ 4.87	$ 3.28

(1) Sq. ft. measurements are subject to modest changes when space is periodically re-measured or re-configured for new tenants.
(2) Occupancy includes (i) space being fitted out for occupancy and (ii) space which is leased but is not occupied or is being offered for sublease by tenants.
(3) Includes commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent.
(4) Weighted based on annualized rental income pursuant to existing leases as of March 31, 2018, including straight line rent adjustments and estimated recurring expense reimbursements and excluding lease value amortization.

The above leasing summary is based on leases entered into during the periods indicated.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, March 31, 2018
37

TENANTS REPRESENTING 1% OR MORE OF TOTAL ANNUALIZED RENTAL INCOME

TENANTS REPRESENTING 1% OR MORE OF TOTAL ANNUALIZED RENTAL INCOME

(dollars in thousands)

As of March 31, 2018

	Tenant	Facility Type	Annualized Rental Income [1]	% of Annualized Rental Income [1]	Expiration
1	Five Star Senior Living Inc.	Senior living	$ 212,463	27.0%	2024 - 2032
2	Vertex Pharmaceuticals Inc. [2]	MOB - Life science	91,781	11.7%	2028
3	Advocate Aurora Health	MOB - Medical office	16,896	2.1%	2024
4	Cedars-Sinai Medical Center	MOB - Medical office	14,312	1.8%	2018 - 2025
5	Pacifica Senior Living, LLC	Senior living	11,637	1.5%	2023
6	Life Time Fitness, Inc.	Wellness center	10,550	1.3%	2028
7	The Scripps Research Institute	MOB - Life science	10,178	1.3%	2019
8	Brookdale Senior Living, Inc.	Senior living	9,672	1.2%	2032
9	HCA Healthcare Inc.	MOB - Medical office	7,782	1.0%	2018 - 2025
10	Reliant Medical Group, Inc.	MOB - Medical office	7,595	1.0%	2019
11	Starmark Holdings, LLC	Wellness center	7,546	1.0%	2023
	All Other Tenants [3]		385,803	49.1%	2018 - 2035
	Total Tenants		$ 786,215	100.0%	

(1) Annualized rental income is based on rents pursuant to existing leases as of March 31, 2018. Annualized rental income includes estimated percentage rents, straight line rent adjustments and estimated recurring expense reimbursements for certain net and modified gross leases; excludes lease value amortization at certain of our MOBs and wellness centers.

(2) The property leased by this tenant is owned by a joint venture in which we own a 55% equity interest. Rental income presented includes 100% of rental income as reported under GAAP.

(3) Includes NOI (three months ended March 31, 2018, annualized) from our managed senior living communities.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, March 31, 2018
38

PORTFOLIO LEASE EXPIRATION SCHEDULE

PORTFOLIO LEASE EXPIRATION SCHEDULE

(dollars in thousands)
As of March 31, 2018

Annualized Rental Income (1)

Year	Senior Living Communities (2)	MOBs	Wellness Centers	Total	Percent of Total Annualized Rental Income Expiring	Cumulative Percentage of Annualized Rental Income Expiring
2018	$ 1,828 (3)	$ 17,274	$ —	$ 19,102	2.4%	2.4%
2019	721	44,753	—	45,474	5.8%	8.2%
2020	—	34,930	—	34,930	4.4%	12.6%
2021	1,492	25,315	—	26,807	3.4%	16.0%
2022	—	31,225	—	31,225	4.0%	20.0%
2023	18,366 (4)	21,318	7,546	47,230	6.0%	26.0%
2024	64,911 (5)	43,536	—	108,447	13.8%	39.8%
2025	—	16,470	—	16,470	2.1%	41.9%
2026	68,552	19,886	—	88,438	11.2%	53.1%
Thereafter (6)	213,492	144,050	10,550	368,092	46.9%	100.0%
Total	$ 369,362	$ 398,757	$ 18,096	$ 786,215	100.0%	

Average remaining lease term for all properties (weighted by annualized rental income): 8.6 years

Number of Living Units or Square Feet with Leases Expiring

	Living Units / Beds			Square Feet				
Year	Senior Living Communities (Units) (2)	Percent of Total Living Units Expiring	Cumulative Percentage of Total Living Units Expiring	MOBs (Square Feet)	Wellness Centers (Square Feet)	Total Square Feet	Percent of Total Square Feet Expiring	Cumulative Percentage of Total Square Feet Expiring
2018	177 (3)	0.5%	0.5%	590,191	—	590,191	4.6%	4.6%
2019	175	0.5%	1.0%	1,407,763	—	1,407,763	11.0%	15.6%
2020	—	—%	1.0%	1,458,379	—	1,458,379	11.4%	27.0%
2021	361	1.1%	2.1%	781,477	—	781,477	6.1%	33.1%
2022	—	—%	2.1%	1,159,325	—	1,159,325	9.1%	42.2%
2023	1,051 (4)	3.1%	5.2%	1,076,213	354,000	1,430,213	11.2%	53.4%
2024	6,277 (5)	18.4%	23.6%	1,679,136	—	1,679,136	13.1%	66.5%
2025	—	—%	23.6%	647,474	—	647,474	5.1%	71.6%
2026	6,857	20.0%	43.6%	658,539	—	658,539	5.1%	76.7%
Thereafter (6)	19,307	56.4%	100.0%	2,530,134	458,000	2,988,134	23.3%	100.0%
Total	34,205	100.0%		11,988,631	812,000	12,800,631	100.0%	

(1) Annualized rental income is based on rents pursuant to existing leases as of March 31, 2018. Annualized rental income includes estimated percentage rents, straight line rent adjustments and estimated recurring expense reimbursements for certain net and modified gross leases; excludes lease value amortization at certain of our MOBs and wellness centers; and includes NOI (three months ended March 31, 2018, annualized) from our managed senior living communities. Rental income amounts also include 100% of rental income as reported under GAAP from a property owned by a joint venture of which we own 55%.

(2) Includes triple net leased and managed independent living communities, assisted living communities, continuing care retirement communities and SNFs. Includes NOI (three months ended March 31, 2018, annualized) from our managed senior living communities.

(3) Includes one community leased to an affiliate of Pacifica Senior Living, LLC with 78 living units where the tenant has defaulted on the lease effective February 2018 and one community leased to a private senior living company with 99 living units where the tenant has provided notice of its exercise of its purchase option. The closing of this sale is expected to occur before the end of 2018. The annualized rental income associated with the community with the tenant purchase option is $1,305.

(4) Includes one community leased to Sunrise with 354 living units that we have agreed and expect to sell before the end of the second quarter of 2018.

(5) Includes one SNF leased to Five Star with 98 living units that we have agreed and expect to sell before the end of 2018.

(6) Includes 9,258 living units leased to our TRSs and includes 100% of square feet from a property owned by a joint venture of which we own 55%.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, March 31, 2018

39